UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

EXACTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-28240	59-2603930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court Gainesville, Florida 32653
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (352) 377-1140

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
The disclosure set forth in Item 2.03 to this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.02    Termination of a Material Definitive Agreement.
The disclosure set forth in Item 2.03 to this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 17, 2015 (the “Closing Date”), Exactech, Inc., a Florida corporation (the “Company”), entered into a revolving credit agreement (the “Credit Agreement”), by and among the Company, certain subsidiaries of the Company party thereto, the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, as Administrative Agent (in such capacity, the “Agent”), JPMorgan Securities, as Lead Arranger and Lead Bookrunner, and Compass Bank, as Syndication Agent, which replaces the Company’s existing loan agreement, dated February 24, 2012, with SunTrust Bank, as administrative agent, and the lenders from time to time party thereto (as amended, restated, supplemented and otherwise modified from time to time, the “Prior Credit Agreement”). The Credit Agreement provides for a $150 million secured revolving credit facility and includes a $5 million sub-facility for swingline loans and a $5 million sub-facility for the issuance of letters of credit. The new credit facility matures on December 16, 2020 and is guaranteed by all of the Company’s wholly-owned domestic subsidiaries (collectively, the “Guarantors”). The new credit facility is also secured by substantially all assets of the Company and the Guarantors (including the pledge of 100% of all outstanding equity interests in the Company’s domestic subsidiaries and 65% of the equity interests in certain foreign subsidiaries) pursuant to a Pledge and Security Agreement, by and among the Company, the Guarantors and the Agent. The proceeds of the new credit facility will be used to refinance existing indebtedness, including amounts outstanding under the Prior Credit Agreement, to finance acquisitions and share redemptions subject to the terms and conditions in the Credit Agreement, to finance working capital needs and for general corporate purposes of the Company and its subsidiaries.

At the Company’s option, borrowings under the Credit Agreement (other than swingline loans) will bear interest at (i) the Alternate Base Rate (defined as the highest of (a) the prime rate, (b) the federal funds effective rate plus one-half of 1% and (c) the LIBOR rate (adjusted for statutory reserve requirements for Eurocurrency liabilities) for an interest period of one month plus 1%) plus an applicable margin ranging from 0.25% to 0.75% based on the Company’s total leverage ratio or (ii) the LIBOR rate (adjusted for statutory reserve requirements for eurocurrency liabilities) plus an applicable margin ranging from 1.25% to 1.75% based on the Company’s total leverage ratio. Swingline loans will bear interest at the Alternate Base Rate plus the applicable margin. The Credit Agreement also calls for other customary fees and charges, including an unused commitment fee ranging from 0.175% to 0.25% based on the Company’s total leverage ratio.

On the Closing Date, the Company used proceeds from the borrowings under the Credit Agreement and approximately $5.5 million in cash to pay in full and discharge all outstanding obligations under the Prior Credit Agreement, which, together will all other agreements and instruments ancillary thereto, has been terminated in accordance with its terms. The material terms of the Prior Credit Agreement are described in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015 under “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation-Liquidity and Capital Resources,” and such description is incorporated herein by reference.

The Credit Agreement includes customary covenants and restrictions, including, without limitation, restrictions on the ability of the Company and its subsidiaries to incur additional indebtedness or liens, make investments in foreign subsidiaries in excess of certain thresholds, declare or pay dividends, sell assets and make capital expenditures, subject to certain exceptions as specified therein. The Credit Agreement also contains financial covenants, tested quarterly, that require the Company to maintain a total leverage ratio (calculated in accordance with the terms of the Credit Agreement) of not greater than 3.0 to1.0 and a fixed charge coverage ratio (calculated in accordance with the terms of the Credit Agreement) of not less than 1.5:1.0. The Company may prepay any amounts outstanding under the Credit Agreement at any time without premium or penalty (other than customary break funding expenses incurred with respect to LIBOR loans). Additionally, the Credit Agreement contains customary events of default and remedies following an event of default, including, without limitation, the acceleration of repayment of outstanding amounts under the Credit Agreement and execution upon the collateral securing obligations under the Credit Agreement.

The foregoing description of the Credit Agreement and the Pledge and Security Agreement is only a summary and is qualified in its entirety by reference to the full text of the Credit Agreement and the Pledge and Security Agreement, which agreements are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.      Regulation FD Disclosure.
On December 18, 2015, the Company issued a press release announcing the closing of the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference in this Item 7.01.

The press release attached as an exhibit to this report contains various “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events, including, but not limited to, statements regarding levels of and expected growth in sales of the Company’s products. When used in the press releases or this report, the terms “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or its subsidiaries or its management, are intended to identify forward-looking statements. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the effect of competitive pricing, the Company’s dependence on the ability of its third-party suppliers to produce components on a cost-effective basis to the Company, market acceptance of the Company’s products, the outcome of litigation, the availability of third-party reimbursement for the Company’s products, high inventory maintenance requirements, the Company’s ability to protect its intellectual property, dedication of substantial resources towards research and development efforts, product liability risks and the effects of governmental regulation. Results actually achieved may differ materially from expected results included in these statements as a result of these or other factors, including those factors discussed under “Risk Factors” set forth in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Exactech undertakes no obligation to update, and the Company does not have a policy of updating or revising, these forward-looking statements. The information in this report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD. The furnishing of this information is not intended to, and does not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

The information contained in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Credit Agreement, dated as of December 17, 2015, by and among Exactech, Inc., the lenders from time to time party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Securities, LLC. as Lead Arranger and Lead Bookrunner, and Compass Bank, as Syndication Agent.

10.2	Pledge and Security Agreement, dated as of December 17, 2015, by and among Exactech, Inc. and JPMorgan Chase Bank, as Administrative Agent.
10.3	Promissory Note, dated December 17, 2015, issued by Exactech, Inc. in favor of JPMorgan Chase Bank, as lender.
10.4	Promissory Note, dated December 17, 2015, issued by Exactech, Inc. in favor of Compass Bank, as lender.
10.5	Promissory Note, dated December 17, 2015, issued by Exactech, Inc. in favor of Whitney Bank, as lender.
10.6	Promissory Note, dated December 17, 2015, issued by Exactech, Inc. in favor of HSBC Bank, as lender.
10.7	Promissory Note, dated December 17, 2015, issued by Exactech, Inc. in favor of Synovus Bank, as lender.
99.1	Press Release issued by the Company on December 18, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTECH, INC.

Date:	December 18, 2015	By:	/s/ Joel C. Phillips
Joel C. Phillips
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Credit Agreement, dated as of December 17, 2015, by and among Exactech, Inc., the lenders from time to time party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Securities, LLC. as Lead Arranger and Lead Bookrunner, and Compass Bank, as Syndication Agent.

10.2	Pledge and Security Agreement, dated as of December 17, 2015, by and among Exactech, Inc. and JPMorgan Chase Bank, as Administrative Agent.
10.3	Promissory Note, dated December 17, 2015, issued by Exactech, Inc. in favor of JPMorgan Chase Bank, as lender.
10.4	Promissory Note, dated December 17, 2015, issued by Exactech, Inc. in favor of Compass Bank, as lender.
10.5	Promissory Note, dated December 17, 2015, issued by Exactech, Inc. in favor of Whitney Bank, as lender.
10.6	Promissory Note, dated December 17, 2015, issued by Exactech, Inc. in favor of HSBC Bank, as lender.
10.7	Promissory Note, dated December 17, 2015, issued by Exactech, Inc. in favor of Synovus Bank, as lender.
99.1	Press Release issued by the Company on December 18, 2015.